As filed with the Securities and Exchange Commission on August 4, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT

(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Västra Trädgårdsgatan 11 B

Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$121,800,000 Accelerated Return NotesSM Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-131369

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On January 30, 2006, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant or the Company) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-131369) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series D) of the Registrant, at which point the Registration Statement became effective under the Securities Act of 1933, as amended (the Securities Act). On February 14, 2006, the Registrant filed with the Commission Post-effective Amendment No. 1 to the Registration Statement.

On January 31, 2006, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, the prospectus dated January 30, 2006, as supplemented by the prospectus supplement dated January 30, 2006 (the Prospectus and the Prospectus Supplement, respectively). The Registrant has also filed with the Commission:

1. The Product Supplement ARN-2 dated March 26, 2008 (the Product Supplement) relating to the Company’s Accelerated Return Notes, Medium-Term Notes, Series D, pursuant to Rule 424(b)(3) under the Securities Act.

2. The preliminary term sheet dated June 26, 2008 (the Preliminary Term Sheet) relating to the Company’s Accelerated Return Notes Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D (the Notes), pursuant to Rule 433(d) under the Securities Act.

The Prospectus, the Prospectus Supplement, the Product Supplement and the Preliminary Term Sheet are each incorporated herein by reference to the extent set forth below. The Preliminary Term Sheet will be superseded by the final Pricing Supplement relating to the Notes (as defined below) and any amendments or supplements thereto, which upon their filing pursuant to Rule 424(b) under the Securities Act will be incorporated by reference herein to the extent of the items set forth below.

Item 1.             Description of Registrant’s Securities to be Registered.

The Registrant has authorized for issuance and listing U.S.$121,800,000 Accelerated Return Notes Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D.

Reference is made to the information set forth under “Prospectus Summary—The Debt Securities We May Offer”, “Description of Debt Securities” and “Swedish Taxation” in the Prospectus; on the cover page and under “Description of the Notes” and “United States Federal Income Tax Considerations” in the Prospectus Supplement; on the cover page and under “Description of the Notes” and “United States Federal Income Tax Considerations” in the Product Supplement; and on the cover page and under “Terms of the Notes” in the Pricing Supplement, all of which information is incorporated by reference in this registration statement.

Item 2.             Exhibits.

The following exhibits shall be, or have been, filed with the American Stock Exchange, LLC or the Securities and Exchange Commission:

1.	Articles of Association of the Registrant, as amended.*
2.	Agency Agreement, including Form of Terms Agreement.**
3.	Indenture.***
3.	First Supplemental Indenture.**
3.	Second Supplemental Indenture.**
4.	Form of Medium-Term Note, Series D, Accelerated Return Notes Linked to the S&P 500® Index due October 2, 2009.

*	Incorporated by reference to the Form 6-K Report filed by the Registrant with the Securities and Exchange Commission on July 7, 2008 (File No. 1-8382).

**	Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-131369) previously filed with the Securities and Exchange Commission on January 30, 2006.

***	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

By: /s/ Richard Anund
Name:	Richard Anund
Title:	Executive Director and Head of Funding

By: /s/ Per Åkerlind
Name:	Per Åkerlind
Title:	Executive Director, CFO and Head of Capital Markets

Date:    August 4, 2008

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